Exhibit 99.1

FLUIDIGM AND DVS SCIENCES ANNOUNCE AGREEMENT FOR FLUIDIGM TO

ACQUIRE DVS SCIENCES – CREATING A SINGLE-CELL TECHNOLOGY

POWERHOUSE

Combines DVS Sciences’ High-Parameter Single-Cell Protein Analysis Platform with

Fluidigm’s Industry-Leading Single-Cell Genomics Technology

SOUTH SAN FRANCISCO and SUNNYVALE, Calif. – Jan. 29, 2014 – Continuing its strategy of delivering disruptive single-cell analysis capabilities to life science researchers around the world, Fluidigm Corporation (NASDAQ:FLDM) has entered into a definitive agreement to acquire DVS Sciences, Inc. (DVS) to create a single-cell technology powerhouse. Combined with DVS, Fluidigm will be able to offer a comprehensive portfolio of advanced technologies serving the rapidly growing single-cell genomics and proteomics markets.

DVS is best known for its multi-parameter single-cell protein analysis systems. DVS’s principal product is the CyTOF®2 Mass Cytometer, which analyzes antibody/metal complexes using atomic mass spectrometry. The technology enables high-parameter single-cell protein analysis for applications in biological research.

The acquisition consideration of approximately $207.5 million consists of a combination of Fluidigm common stock and cash. Fluidigm expects to fund the cash portion of the acquisition consideration primarily using proceeds from a proposed convertible notes offering. Subject to customary closing conditions, the transaction is currently expected to close in February 2014, at which point DVS would become a wholly-owned subsidiary of Fluidigm.

“We have long been interested in companies whose technologies are directly in-line with our strategy, have strong top-line growth, and whose management teams fit Fluidigm culturally and would be committed to the success of the combined enterprise. We waited for the perfect fit and believe we have found such a gem with DVS Sciences,” said Gajus Worthington, Fluidigm President and Chief Executive Officer. “DVS’s mass cytometry technology combines the advantages of high-throughput flow cytometry with the accuracy and resolution of mass spectrometry, enabling high-parameter single-cell protein analysis. We believe the acquisition of DVS will increase Fluidigm’s single-cell revenue immediately, as well as increase our addressable market to include the approximately $300 million high-end research flow cytometry segment. It also expands our analytical breadth to include single-cell protein analysis.”

“The merger of DVS with Fluidigm will provide exciting new product synergies around single-cell analysis for our customers as well as increased support networks and a wider reach into new markets,” said Joe Victor, President and Chief Executive Officer of DVS. “DVS is excited to be able to have the opportunity to jointly develop with Fluidigm new technologies, products and applications for our target life sciences markets.”

“At DVS, our goal has been to accelerate life sciences research and transform drug discovery via high-parameter bio-analysis. Early on we recognized that studying biology at the single-cell level provides new and important scientific insight. Researchers increasingly need high dimensional, single-cell analysis. The combination of DVS’s technology for protein analysis and Fluidigm’s technology for nucleic acid analysis provides researchers with solutions that could transform single-cell analysis for life sciences research, drug development, and potentially diagnostics,” said Dr. Scott Tanner, DVS’s Chief Technology Officer and Co-Founder. “We are delighted to join Fluidigm to champion the power of single-cell analysis and help pave the way for future breakthrough discoveries in biology.”

Several members of DVS’s management, operations and research and development teams – including Co-Founders Tanner, Dmitry Bandura, and Vladimir Baranov will join Fluidigm, subject to closing of the merger, to drive the integration of the organizations and support the continued growth of the combined business into the future.

Piper Jaffray & Co. is acting as exclusive financial advisor to Fluidigm and Wilson Sonsini Goodrich & Rosati P.C. is serving as Fluidigm’s legal counsel. Jefferies LLC is acting as exclusive financial advisor to DVS and Latham & Watkins LLP is serving as DVS’s legal counsel.

Conference Call Information

Fluidigm will host a conference call today, January 29, 2014 at 8:30 a.m. Eastern Time. The call can be accessed by calling (877) 556-5248 (domestic toll-free) or (720) 545-0029 (international toll). Fluidigm will also provide a live webcast of its conference call for investors at: http://investors.fluidigm.com/events.cfm. The conference call will be archived on Fluidigm’s investor’s page at: http://investors.fluidigm.com. Information on, or that can be accessed through, Fluidigm’s website is not incorporated by reference into this press release.

Forward-Looking Statements

In order to provide Fluidigm’s investors with an understanding of our current intentions and future prospects, this release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fluidigm’s proposed acquisition of DVS Sciences, Inc., the prospects for the combined company, the market opportunity for Fluidigm and DVS Sciences’ products, Fluidigm’s expectations for the development of the single-cell genomics market and introduction of new products in such market and the future growth of our business, and Fluidigm’s proposed offering of convertible notes. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements involve risks and uncertainties related to the acquisition, the respective businesses of Fluidigm, DVS Sciences, and the combined company if the acquisition is completed, and the general economic environment. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks arising from the acquisition, such as our lack of experience in acquiring and integrating new businesses; risks relating to the integration of DVS Sciences’s business and operations with those of Fluidigm; the possibility that we will not realize anticipated revenue and potential operating expense synergies of the proposed acquisition; the possible loss of key employees, customers, or suppliers as a result of uncertainty caused by the announcement of the proposed acquisition; intellectual property risks arising from the acquisition, including risks relating to maintaining material in-licensed intellectual property rights; and risks that the acquisition may not be completed. In addition, Fluidigm’s business and that of DVS Sciences are subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of our products; our ability to successfully launch new products and applications; competition; our sales, marketing and distribution capabilities; our planned sales, marketing, and research and development activities; reduction in research and development spending or changes in budget priorities by customers; interruptions or delays in the supply of components or materials for, or manufacturing of, our products; seasonal variations in customer operations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting our business and operating results are contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and our other filings with the Securities and Exchange Commission, including the Registration Statement on Form S-3ASR to be filed with the Securities and Exchange Commission on the date of this press release. These forward-looking statements speak only as of the date hereof. Fluidigm Corporation disclaims any obligation to update these forward-looking statements except as may be required by law.

About Fluidigm

Fluidigm (NASDAQ:FLDM) develops, manufactures, and markets microfluidic systems to leading academic institutions, clinical laboratories, and pharmaceutical, biotechnology, and agricultural biotechnology companies in growth markets, such as single-cell genomics, applied genotyping, and sample preparation for targeted resequencing. Fluidigm’s proprietary microfluidic systems consist of instruments and consumables, including 18 different commercial integrated fluidic circuits for nucleic acid analysis, and three families of assay chemistries. These systems are designed to significantly simplify experimental workflow, increase throughput, and reduce costs, while providing the excellent data quality demanded by customers. Fluidigm products are provided: For Research Use Only. Not for use in diagnostic procedures.

Fluidigm and the Fluidigm logo are trademarks or registered trademarks of Fluidigm Corporation.

About DVS Sciences, Inc.

DVS Sciences, Inc. manufactures and globally distributes novel bioanalytical solutions for use in biomarker discovery, biological research and potential future use in clinical applications. The patented multi-parameter technology comprises a high-throughput mass cytometer for quantitative individual cell analysis, CyTOF, and the suite of stable isotope-tagged panel kits and reagents. The CyTOF platform overcomes the limitations of conventional flow cytometry, simplifies sample preparation, and can simultaneously identify up to 100 biomarkers with high resolution and wide dynamic range. CyTOF systems are installed in leading laboratories across the U.S., Canada, Europe and Asia. DVS Sciences has its global headquarters and reagent kit manufacturing in Sunnyvale, California with a R&D and instrument manufacturing facility near Toronto, Canada and a sales/support office in the UK.

DVS Sciences and CyTOF are trademarks or registered trademarks of DVS Sciences, Inc.

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CONTACT:

Un Kwon-Casado, CFA

VP, Corporate Development

Fluidigm Corporation

650-266-6035 (office)

un.kwon-casado@fluidigm.com